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                                                                    EXHIBIT 99.5


                         [PRICEWATERHOUSECOOPERS LOGO]


                                             Kesselman & Kesselman
                                             Certified Public Accountants (1st.)
                                             Trade Tower, 25 Hamered Street
                                             Tel Aviv 68125 Israel
                                             P.O. Box 452 Tel Aviv 61003 Israel
                                             Telephone +972-3-7954555
                                             Facsimile +972-3-7954556




                          Tel-Aviv, February 6, 2000


Mr. James M. Daly
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street
Washington, D.C. 20549


Dear Mr. Daly,

Re:  Accord Networks Ltd.
     Registration No. 333-
     ---------------------------------------


        Our audits with respect to the financial statements of the above company was conducted in accordance with generally accepted auditing standards (GAAS) in Israel.

        In practice, the principles and approach of Israeli GAAS are substantially similar to those in the United States.


                                            Sincerely yours,

                                            /s/ Kesselman & Kesselman